Exhibit 5.1
November 16, 2011
Unilife Corporation
250 Cross Farm Lane
York, Pennsylvania 17406

Re:	Registration Statement on Form S-3 Registration No. 333-173195
Ladies and Gentlemen:
We have acted as special counsel to Unilife Corporation, a Delaware corporation (the “Company”), in connection with that certain Underwriting Agreement dated as of November 16, 2011 (the “Underwriting Agreement”) by and among the Company and Jefferies & Company, Inc. (the “Underwriter”) as representative of the several underwriters named in Schedule A to the Underwriting Agreement, relating to the sale and issuance by the Company to the Underwriter of 8,250,000 shares of common stock, par value $0.01 per share, of the Company and up to an additional 1,237,500 shares which may be sold upon exercise by the Underwriter of its option to purchase additional shares to cover overallotments (the “Shares”), all pursuant to the terms of the Underwriting Agreement.
In connection with this opinion letter, we have examined the Company’s Registration Statement on Form S-3 (Registration No. 333-173195) (including the information incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act of 19933, as amended), filed with and made effective on June 30, 2011 (the “Registration Statement”) and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, the Amended and Restated Bylaws of the Company, and the resolutions of the board of directors of the Company as provided to us by the Company (the “Resolutions”), and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein (collectively, the “Documents”).
In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion, we have relied solely upon the certificates provided by officers of the Company.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the issuance of the Shares has been duly authorized and, when and to the extent issued in accordance with the Resolutions and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Unilife Corporation
November 16, 2011
Page Two
In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:
(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.
(b) We have made no investigation as to, and we express no opinion concerning, the laws of any jurisdiction other than the laws of the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal laws of the United States. We express no opinion as to the laws, rules or regulations of any other jurisdiction.
(c) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K that is incorporated by reference in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder or Item 509 of Regulation S-K.
Very truly yours,
/s/ DLA Piper LLP (US)
DLA Piper LLP (US)